UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—November 1, 2023
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:		Trading Symbol(s)	Name of exchange on which registered
Common Shares	$0.01 par value per share	AGO	New York Stock Exchange
Assured Guaranty US Holdings Inc. 6.125% Senior Notes due 2028 (and the related guarantee of Registrant)		AGO/28	New York Stock Exchange
Assured Guaranty US Holdings Inc. 3.150% Senior Notes due 2031 (and the related guarantee of Registrant)		AGO/31	New York Stock Exchange
Assured Guaranty US Holdings Inc. 3.600% Senior Notes due 2051 (and the related guarantee of Registrant)		AGO/51	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02
Results of Operations and Financial Condition.

On November 7, 2023 Assured Guaranty Ltd. issued a press release reporting its third quarter 2023 results and the availability of its September 30, 2023 financial supplement. The press release and the financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2023, AGL’s Board of Directors appointed Robert A. Bailenson, who is currently its Chief Financial Officer, to be its Chief Operating Officer and Benjamin G. Rosenblum, who is currently its Chief Actuary, to be its Chief Financial Officer. Both appointments are effective January 1, 2024. A copy of the press release announcing these events is attached hereto as Exhibit 99.3 and is hereby incorporated herein by reference.

Mr. Bailenson, age 57, has been Chief Financial Officer of AGL and a number of its subsidiaries since June 2011. He joined a predecessor company of Assured Guaranty in 1990 and has held a number of leadership positions at the predecessor company and at Assured Guaranty since that time. Mr. Bailenson became Chief Accounting Officer of Assured Guaranty Corp. in 2003, of AGL in May 2005, and of Assured Guaranty Municipal Corp. (formerly Financial Security Assurance Inc.) in July 2009 upon its acquisition by Assured Guaranty, and served in such capacities until 2019. He was Chief Financial Officer and Treasurer of Assured Guaranty Re Ltd. from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., a predecessor company of Assured Guaranty. Prior to joining Assured Guaranty, he worked at Ernst & Young LLP.

Mr. Rosenblum, age 50, has been Chief Actuary of AGL since 2021. He joined Assured Guaranty in 2004 and has been the Chief Actuary of Assured Guaranty Municipal Corp. and Assured Guaranty Corp. since 2010, and responsible for the loss reserve function at Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. since 2004, at Assured Guaranty UK Limited since 2018 and at Assured Guaranty (Europe) SA since 2020. In 2015, he also became Senior Managing Director in charge of Insurance Accounting and Financial Reporting.

In connection with his appointment, Mr. Rosenblum will be a participant in the Assured Guaranty Ltd. Executive Severance Plan and the Assured Guaranty Ltd. Perquisite Policy applicable to AGL’s executive officers, as they may be amended from time to time. He will also sign an Indemnification Agreement substantially in the form the Company signs with each of its executive officers and directors. Mr. Bailenson is already a participant in the Executive Severance Plan and the Perquisite Policy and is a party to an Indemnification Agreement.

Mr. Bailenson is, and Mr. Rosenblum will be, subject to the Assured Guaranty Ltd. Executive Officer Recoupment Policy, as it may be amended from time to time, including amendments required by the New York Stock Exchange of its listed issuers.

Item 7.01	On November 7, 2023, AGL issued a press release announcing that Robert A. Bailenson, who is currently its Chief Financial Officer, has been appointed its Chief Operating Officer and Benjamin G. Rosenblum, who is currently its Chief Actuary, has been appointed its Chief Financial Officer, effective January 1, 2024. A copy of the press release announcing these events is attached hereto as Exhibit 99.3 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits

Exhibit Number	Description
99.1	Assured Guaranty Ltd. Press Release dated November 7, 2023 reporting third quarter 2023 results
99.2	September 30, 2023 Financial Supplement of Assured Guaranty Ltd.
99.3	Assured Guaranty Ltd. Press Release dated November 7, 2023 announcing the appointment of certain named executive officers
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: November 7, 2023

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